TRUSCO CAPITAL MANAGEMENT, INC.
                                     CODE OF ETHICS

                                 FOR STI CLASSIC FUNDS
                             AND STI CLASSIC VARIABLE TRUST

                Trusco Capital Management, Inc. (the "Adviser") has confidence in the integrity and good faith of all of its directors, officers and employees. However, the Adviser recognizes those individuals may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made on behalf of or for one or more of the separately managed series (the "Funds") of the STI Classic Funds and the STI Classic Variable Trust, collectively referred to as (the "Trusts"). such knowledge could place those individuals, if they engage in personal transactions in securities which are eligible for investment by the Trusts, in a position where their personal interest may conflict with that of the Trusts.

                In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act"), the Adviser has determined to adopt this Code of Ethics. This Code prohibits certain types of personal transactions deemed to create conflicts of interest, or at least the potential for or the appearance of such a conflict, and establishes reporting requirements and enforcement procedures.

         I.     DEFINITIONS.

                (1) "Access Person" shall mean each employee, director and officer of the Adviser and the Executive Vice President of SunTrust Banks, Inc. charged with responsibility for the Trust and Investment Services area.

                (2) "Beneficial ownership" of a security generally is to be determined in the same manner as it is for purposes of
                      Section 16 of the Securities Exchange Act of 1934. A person should consider himself or herself the beneficial owner of any securities in which that person has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, minor children, a relative who shares his or her home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power in a capacity outside the scope of his or her employment.

                (3) "Investment Personnel" means all Access Persons who occupy the position of portfolio manager or who serve on an investment committee that carries out the portfolio management function with respect to any Fund of the Trusts and all Access Persons who provide or supply information and/or advice to any portfolio manager or investment committee, or who execute or help execute any portfolio manager's or investment committee's decisions.

                (4) "Initial Public Offering" ("IPO") means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
                      Section 15 (d) of the Securities Exchange Act of 1934.

                (5)  "Private  Placement" means an offering that is exempt from registration  under the Securities Act of 1933 pursuant to
                      Section 4(2)or Section 4(6) in the Securities Act of 1933.

                (6)   "Purchase or sale of a security" includes the writing of
                       an option to purchase or sell a security.

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                (7)   "Security"  shall  have the same  meaning  as set forth in
                      Section 2(a)(36) of the 1940 Act, including private placements thereof, except that it shall not include securities issued by the Government of the United States
                      or  an  agency   thereof,   bankers'   acceptances,   bank
                      certificates of deposit, commercial paper and registered, open-end mutual funds.

                (8) "Security held or to be acquired" by the Trusts or any Fund means(A)any Security which, within the most recent fifteen days, (i) is or has been held by any Fund of the Trusts advised by the Adviser, or (ii) is being or has been considered by the Adviser for purchase by the Trusts or any Fund; (B) and any option to purchase or sell and any Security convertible into or exchangeable for any Security described in (A) above.

                (9) A Security is "being purchased or sold" by the Trusts or any Fund from the time a purchase or sale program has been communicated to the person who places the buy and sell orders for the Trusts or any Fund until the time when such program has been fully completed or terminated.

                (10) A "Related Security" includes a security of any class not exempt under Section II (5) of this Code issued by the same company whose securities are being purchased or sold, including rights, warrants, preferred shares, bonds or common shares of different classes. A "Related Security" also includes any security not exempt under Section II (5) of this Code which is issued by a subsidiary, parent or an affiliated company of the company whose securities are being purchased or sold.

         II.    STATEMENT OF GENERAL PRINCIPLES.

                In recognition of the trust and confidence placed in the Adviser by the Trusts and their shareholders and to give effect to the Adviser's belief that its operations with respect to the Trusts should be directed to the benefit of the Trusts' shareholders, the Adviser hereby adopts the following general principles to guide the actions of its directors, officers and employees.

                (1) The interests of the Trusts' shareholders are paramount to the personal interests of the Advisers Access Persons, all of whom must conduct themselves and their operations to give maximum effect to this principle by assiduously placing the interests of the shareholders before their own.

                (2) All personal transactions in securities by the Adviser's Access Persons must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such persons with the interests of the Trusts and their shareholders.

                (3) All of the Adviser's Access Persons must avoid actions or activities that allow, or appear to allow, any such person to profit or benefit from his or her position with respect to the Trusts, or that otherwise bring into question the person's independence or judgment.

         III.   PROHIBITED PURCHASES AND SALES OF SECURITIES.

                (1) No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Fund advised by the Adviser:

                      (A) Employ any device, scheme or artifice to defraud such Fund;

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                      (B)    Make  to  such  Fund  any  untrue  statement  of  a
                             material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                      (C) Engage in any act, practice or course of business which would operate as a fraud or deceit upon such Fund; or

                      (D) Engage in any manipulative practice with respect to such Fund.

                (2) Subject only to Section IV (2) of this Code, no Access Person shall purchase or sell, directly or indirectly, any Security in which he or she had or by reason of such transaction acquires any Beneficial Ownership, within 24 hours before or after the time that the same (or a related) Security is being purchased or sold by any Fund advised by the Adviser. Subject only to Section IV (2) of this Code, no Portfolio Manager shall purchase or sell, directly or indirectly, any Security in which he or she had or by reason of such transaction acquires any Beneficial Ownership, within seven calendar days before or after the time that the same (or a related) Security is being purchased or sold by any Fund managed by him or her.

                (3) Subject to Sections IV (2) and IV (3)(B) and (C) of this Code, no Investment Personnel shall sell a Security at a profit or cover a short sale at a profit within 60 days of acquiring beneficial ownership of that security.

                (4) No Investment Personnel may acquire beneficial ownership of securities as part of an initial public offering by the issuer or in a private placement.

         IV.    PRECLEARANCE OF PERSONAL TRANSACTIONS.

                (1) Except as provided in Section IV (2) of this Code, each Access Person must preclear each proposed personal transaction in Securities with the Adviser's designated Review Officer prior to proceeding with the transaction. No such transaction in Securities may be effected without the prior written approval of the Review Officer. In determining whether to grant such approval, the Review Officer shall refer to all relevant Sections of this Code, including Section IV (3), below.

                (2) The requirements of Section IV (1) shall not apply to the following personal transactions:

                      (A) Purchases or sales over which the access person has no direct or indirect control or influence;

                      (B) Purchases or sales which are non-volitional on the part of either the access person or any Fund, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a MARGIN ACCOUNT PURSUANT TO A BONA FIDE margin call;

                      (C) Purchases which are part of an automatic dividend reinvestment plan;

                      (D) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.

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                (3) The following personal transactions shall be precleared by the Review Officer:

                      (A)    Transactions which do not violate the provisions of
                             Section  III (1) of this Code,  are not  subject to
                             Section III (2), (3) or (4) of this Code and which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Fund advised by the Adviser;

                      (B) Transactions otherwise not permitted under Section III (3) of this Code in Securities which are:

                             I. Not included on a guidance list of Securities eligible for investment by any Fund of the Trusts advised by the Adviser (if such a list is maintained by the Adviser); or

                             ii. Securities  which are not eligible for purchase
                                 or sale by any Fund of the Trusts advised by the Adviser, as determined by reference to the 1940 Act and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of the Trusts and their series, and undertakings made to regulatory authorities; or

                             iii Securities of an issuer which is one of the 100
                                 largest-capitalized public companies in the United States, as reflected in the Standard & Poors 100 list of companies with the largest market capitalization.

                      (C) Transactions not permitted under Section III (3) of this Code which the Review Officer, after consideration of such facts and circumstances as significant changes in the personal circumstances of the person whose transaction is under consideration or unanticipated market or corporate events affecting the security, determines to not violate Section III (1) of this Code and present no reasonable likelihood of harm to the Trusts or to any Fund.

         V.     ADDITIONAL RESTRICTIONS AND REQUIREMENTS.

                (1) No access person shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Adviser or any Fund advised by the Adviser.

                (2) No Access Person may accept a position as a director or trustee of a publicly-traded company without prior approval of such position by the Adviser and by the Trusts' Board of Trustees, as consistent with the interests of the Trusts and their shareholders.

                (3) Each Access Person must direct each brokerage firm or bank at which such person maintains a securities account to send duplicate copies of such person's confirmations and statements to the Review Officer. Compliance with this provision can also be effected by the Access Person providing duplicate copies of all such confirmations and statements directly to the Review Officer within seven business days of receipt by the Access Person.

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         VI.    REPORTING OBLIGATIONS.

                (1) The Adviser  shall  create and maintain a list of all Access
                    Persons.

                (2) EACH ACCESS PERSON shall provide to the Review Officer a complete listing of all securities beneficially owned by such person as of the later of the date when such person became an Access Person with respect to the Trusts or January 1, 1995, and thereafter shall submit an updated listing of such holdings to the Review Officer as of January 1 of each subsequent year. The initial listing shall be submitted on or before the later of January 1, 1995 or ten days after such person first became an Access Person and each updated listing shall be submitted on or before the last business day of January in each subsequent year.

                (3) Each Access Person shall report, in the manner and form set out in Section VII of this Code, all transactions in Securities which are not reflected on bank or brokerage firm statements required to be sent under Section V (3) of this Code in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

         VII.   REPORTS.

                (1)   The  quarterly  reports  for  transactions   described  in
                      section vi (3) of this code shall be filed by all access persons with the review officer. the Review Officer shall file quarterly reports with respect to his or her own personal securities transactions with the President of the Adviser, who shall act in all respects in the manner prescribed herein for the Review Officer.

                (2) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security or securities to which the report relates.

                (3) EVERY ACCESS PERSON shall include in such report the name of any publicly-owned company or any company anticipating a public offering of its equity securities and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company's outstanding shares.

                (4) Each report shall be filed not later than 10 days after the end of each calendar quarter and shall contain the following information:

                      (A)    The  date  of  each  transaction   required  to  be
                             reported,   the  title  and  number  of  shares  or
                             principal amount of each security involved;

                      (B) The nature of each transaction required to be reported (whether purchase, sale or any other type of acquisition or disposition);

                      (C) The price at which each such transaction was effected;

                      (D) The name of the broker, dealer or bank with or through whom each such transaction was effected; and

                      (E) The date of the report and the signature of the person making the report.

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                (5)   If no reportable  transactions  occurred during a quarter, the Access Person shall file a signed and dated timely report so stating.

                (6) With respect to any account established by an Access Person during the quarter for the direct or indirect benefit of the Access Person, the name of the broker, dealer or bank with whom the Access Person established the account; the date the account was established; and the date the report was submitted to the access person.

         VIII.  REVIEW AND ENFORCEMENT.

                (1) The Review Officer shall compare all personal securities transactions reported pursuant to Sections V (3) and VI
                      (3) of this Code with completed portfolio transactions of the Funds advised by the Adviser during the relevant time to determine whether a violation of this Code may have occurred. Before determining that a violation has been committed by any person, the Review Officer shall give such person the opportunity to supply additional explanatory material.

                (2) If the Review Officer determines that a violation of this Code may have occurred, the Review Officer shall submit such written determination, together with the information upon which the Review Officer made the determination and any additional explanatory material provided by the person, to the President of the Adviser, who shall make an independent determination as to whether a violation has occurred.

                (3) If the President finds that a violation has occurred, the President shall impose upon the person such sanctions as he or she deems appropriate and shall report the violation and the sanctions imposed to the Board of Trustees of the Trusts.

                (4) No person shall participate in a determination of whether he or she has committed a violation of this Code or of the imposition of any sanction against himself or herself. If a securities transaction of the President is under consideration, the Chairman of the Board of Directors of the Adviser shall act in all respects in the manner prescribed herein for the President.

         IX.      RECORDS.

                  The Adviser shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described in Rule 31a-2 under the Investment Company Act and shall be available for examination by representatives of the Securities and Exchange Commission.

                (1) A copy of this code of ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

                (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                (3) A copy of each report made by an access person pursuant to this code of ethics shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in a easily accessible place.

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                (4)   A list of all persons who are, or within the past five
                      years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

                (5) A copy of each annual report to the Board of Trustees will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

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